As filed with the U.S. Securities and Exchange Commission on July 22, 2016

File No. 001-37664

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

AMENDMENT NO. 2 to

FORM 10

GENERAL FORM FOR REGISTRATION OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF

THE SECURITIES EXCHANGE ACT OF 1934

Versum Materials, LLC

(Exact name of registrant as specified in its charter)

Delaware	47-5632014
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

7201 Hamilton Boulevard, Allentown, Pennsylvania	18195
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (610) 481-4911

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Common Stock, par value $1.00 per share	New York Stock Exchange

Securities to be registered pursuant to Section 12(g) of the Act: None

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒ (Do not check if a smaller reporting company)	Smaller reporting company	☐

VERSUM MATERIALS, LLC

INFORMATION REQUIRED IN REGISTRATION STATEMENT

CROSS-REFERENCE SHEET BETWEEN INFORMATION STATEMENT AND ITEMS OF FORM 10

Certain information required to be included in this Form 10 is incorporated by reference to specifically-identified portions of the body of the information statement filed herewith as Exhibit 99.1. None of the information contained in the information statement shall be incorporated by reference herein or deemed to be a part hereof unless such information is specifically incorporated by reference.

Item 1.	Business.

The information required by this item is contained under the sections of the information statement entitled “Information Statement Summary,” “Risk Factors,” “Cautionary Statement Concerning Forward-Looking Statements,” “The Separation and Distribution,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Business,” “Certain Relationships and Related Person Transactions” and “Where You Can Find More Information.” Those sections are incorporated herein by reference.

Item 1A.	Risk Factors.

The information required by this item is contained under the sections of the information statement entitled “Risk Factors” and “Cautionary Statement Concerning Forward-Looking Statements.” Those sections are incorporated herein by reference.

Item 2.	Financial Information.

The information required by this item is contained under the sections of the information statement entitled “Capitalization,” “Unaudited Pro Forma Combined Financial Statements,” “Selected Historical Condensed Combined Financial Data” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations.” Those sections are incorporated herein by reference.

Item 3.	Properties.

The information required by this item is contained under the section of the information statement entitled “Business—Properties.” That section is incorporated herein by reference.

Item 4.	Security Ownership of Certain Beneficial Owners and Management.

The information required by this item is contained under the section of the information statement entitled “Security Ownership of Certain Beneficial Owners and Management.” That section is incorporated herein by reference.

Item 5.	Directors and Executive Officers.

The information required by this item is contained under the section of the information statement entitled “Management.” That section is incorporated herein by reference.

Item 6.	Executive Compensation.

The information required by this item is contained under the sections of the information statement entitled “Executive Compensation.” That section is incorporated herein by reference.

Item 7.	Certain Relationships and Related Transactions, and Director Independence.

The information required by this item is contained under the sections of the information statement entitled “Management,” “Executive Compensation” and “Certain Relationships and Related Person Transactions.” Those sections are incorporated herein by reference.

Item 8.	Legal Proceedings.

The information required by this item is contained under the section of the information statement entitled “Business—Legal & Environmental Proceedings.” That section is incorporated herein by reference.

Item 9.	Market Price of, and Dividends on, the Registrant’s Common Equity and Related Stockholder Matters.

The information required by this item is contained under the sections of the information statement entitled “Risk Factors,” “The Separation and Distribution,” “Dividend Policy,” “Capitalization,” and “Description of Our Capital Stock.” Those sections are incorporated herein by reference.

Item 10.	Recent Sales of Unregistered Securities.

The information required by this item is contained under the section of the information statement entitled “Description of Our Capital Stock—Sale of Unregistered Securities.” That section is incorporated herein by reference.

Item 11.	Description of Registrant’s Securities to be Registered.

The information required by this item is contained under the sections of the information statement entitled “Risk Factors,” “The Separation and Distribution”, “Dividend Policy,” “Capitalization,” and “Description of Our Capital Stock.” Those sections are incorporated herein by reference.

Item 12.	Indemnification of Directors and Officers.

The information required by this item is contained under the section of the information statement entitled “Description of Our Capital Stock—Limitation of Liability for Directors, Indemnification of Directors and Officers and Insurance.” That section is incorporated herein by reference.

Item 13.	Financial Statements and Supplementary Data.

The information required by this item is contained under the sections of the information statement entitled “Index to Financial Statements and Supplementary Data” (and the financial statements referenced therein). That section is incorporated herein by reference.

Item 14.	Changes in and Disagreements with Accountants on Accounting and Financial Disclosure.

None.

Item 15.	Financial Statements and Exhibits.

(a)	Financial Statements

The information required by this item is contained under the section of the information statement entitled “Index to Financial Statements and Supplementary Data” (and the financial statements referenced therein). That section is incorporated herein by reference.

(b)	Exhibits

See below.

The following documents are filed as exhibits hereto:

Exhibit Number	Exhibit Description

2.1	Form of Separation Agreement by and between Air Products and Chemicals, Inc. and Versum Materials, Inc.

3.1	Form of Certificate of Incorporation of Versum Materials, Inc.†

3.2	Form of By-Laws of Versum Materials, Inc.†

10.1	Form of Transition Services Agreement by and between Air Products and Chemicals, Inc. and Versum Materials, Inc.

10.2	Form of Tax Matters Agreement by and between Air Products and Chemicals, Inc. and Versum Materials, Inc.

10.3	Form of Employee Matters Agreement by and between Air Products and Chemicals, Inc. and Versum Materials, Inc.*

10.4	Form of Intellectual Property Cross-License Agreement by and between Air Products and Chemicals, Inc. and Versum Materials, Inc.

21.1	Subsidiaries of Versum Materials, Inc.*

99.1	Information Statement of Versum Materials, Inc., preliminary and subject to completion, dated July 22, 2016.

*	To be filed by amendment.
†	Previously filed.

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

Versum Materials, LLC

By:	/s/ Guillermo Novo
	Name:	Guillermo Novo
	Title:	President

Date: July 22, 2016

EXHIBIT INDEX

Exhibit Number	Exhibit Description

2.1	Form of Separation Agreement by and between Air Products and Chemicals, Inc. and Versum Materials, Inc.

3.1	Form of Certificate of Incorporation of Versum Materials, Inc.†

3.2	Form of By-Laws of Versum Materials, Inc.†

10.1	Form of Transition Services Agreement by and between Air Products and Chemicals, Inc. and Versum Materials, Inc.

10.2	Form of Tax Matters Agreement by and between Air Products and Chemicals, Inc. and Versum Materials, Inc.

10.3	Form of Employee Matters Agreement by and between Air Products and Chemicals, Inc. and Versum Materials, Inc.*

10.4	Form of Intellectual Property Cross-License Agreement by and between Air Products and Chemicals, Inc. and Versum Materials, Inc.

21.1	Subsidiaries of Versum Materials, Inc.*

99.1	Information Statement of Versum Materials, Inc., preliminary and subject to completion, dated July 22, 2016.

*	To be filed by amendment.
†	Previously filed.